UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2023

STAAR Surgical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25651 Atlantic Ocean Drive Lake Forest, California		92630
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 626-303-7902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

On December 1, 2023, the Board of Directors of STAAR Surgical Company (the “Company”) elected Lillian Zhou, 41, to serve as a member of the Board of Directors. The Board approved providing Ms. Zhou with the standard director compensation for a director, pro-rated for the remaining portion of the 2023-2024 term.

Ms. Zhou brings more than two decades of capital markets and investment experience to the Company. Most recently, Ms. Zhou was Founder, Chief Investment Officer and Managing Partner of Yulan Capital Management, a Tiger Seed, which operated out of New York and Shanghai from 2013 through June 2023. Prior to Yulan Capital, Ms. Zhou worked at Citadel, Kelusa Capital and Bear Stearns & Co. Ms. Zhou began her career as an investment banking analyst at Credit Suisse in 2004. She is a Chartered Financial Analyst (CFA) and holds a Bachelor of Arts, Economics and Mathematics-Statistics, from Columbia University and an MBA from The Wharton School, University of Pennsylvania.

The appointment of Ms. Zhou to the Board was not the result of any arrangement or understanding between her and any other person or entity. There are no transactions between Ms. Zhou nor any member of her immediate family and the Company or any of its subsidiaries.

On December 1, 2023, Gilbert Kliman, MD, submitted his resignation as a Director of the Company, effective December 1, 2023. Dr. Kliman’s resignation was not submitted as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Ms. Zhou replaces Dr. Kliman as a member of the Board of Directors.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report, and Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 7.01	Regulation FD Disclosure.

On December 4, 2023, the Company issued a press release regarding the election of Ms. Zhou to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release of the Company dated December 4, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

December 4, 2023	By:	/s/ Tom Frinzi
Thomas G. Frinzi
President and Chief Executive Officer